Exhibit 99.1
NATIONWIDE HEALTH PROPERTIES, INC.
REPORTS 2011 FIRST QUARTER RESULTS
•	Completed $595 Million of Investments to Date in 2011
•	Additional $171 Million of Investments Under Contract
•	Adjusted Diluted FFO and Adjusted Diluted FFO per Share Increased 29% and 20%, Respectively, Over First Quarter 2010
NEWPORT BEACH, CA, — (Marketwire – May 5, 2011) — Nationwide Health Properties, Inc. (NYSE: NHP) today announced results of operations for the first quarter ended March 31, 2011. Contemporaneously with this press release, the Company filed its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011 with the Securities and Exchange Commission (“SEC”).
“NHP’s comparable period first quarter results reflect an excellent start to 2011 with revenue up 21%, adjusted diluted FFO per share up 20% and adjusted diluted FAD per share up 19%. Our credit statistics remain among the best in the REIT sector, and our dividend coverage continues to be outstanding with a diluted FAD payout ratio and FAD coverage at 75% and 1.33x, respectively,” commented Douglas M. Pasquale, NHP’s Chairman and Chief Executive Officer. “Our regional network of talented investment professionals continues to acquire quality assets across a broad asset class spectrum with both new and existing tenants. This is well evidenced by nearly $600 million of investments already closed in 2011 at a blended 8% initial cash yield and a robust investment pipeline with over $170 million of investments under contract,” Mr. Pasquale added.

FIRST QUARTER 2011 RESULTS OF OPERATIONS
The following table presents selected unaudited financial information for the first quarter ended March 31, 2011 as compared to the same period of 2010:
Selected Financial Data
($ in thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010	$ Change	% Change
Revenue	$122,374	$100,848	$21,526	21.3%
Income from Continuing Operations	$39,574	$30,320	$9,254	30.5%
Net Income Attributable to NHP Common Stockholders	$50,551	$31,429	$19,122	60.8%
Net Income Attributable to NHP Common Stockholders Per Diluted Share	$0.39	$0.26	$0.13	50.0%
Diluted FFO	$78,903	$64,191	$14,712	22.9%
Adjusted Diluted FFO	$84,000	$64,939	$19,061	29.4%
Diluted FFO Per Share	$0.61	$0.54	$0.07	13.0%
Adjusted Diluted FFO Per Share	$0.65	$0.54	$0.11	20.4%
Diluted FAD	$77,199	$64,267	$12,932	20.1%
Adjusted Diluted FAD	$82,296	$65,015	$17,281	26.6%
Diluted FAD Per Share	$0.60	$0.54	$0.06	11.1%
Adjusted Diluted FAD Per Share	$0.64	$0.54	$0.10	18.5%
NON-GAAP FINANCIAL MEASURES
Diluted Funds From Operations (“FFO”) and Diluted Funds Available for Distribution (“FAD”) are non-GAAP measures that we believe are important to understanding our operations. We believe diluted FFO is an important supplemental measure of operating performance because it excludes the effects of depreciation and amortization and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). We believe diluted FAD is an important supplemental measure of operating performance because, like diluted FFO, it excludes the effects of depreciation and amortization and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). It also excludes straight-lined rent and other non-cash items that have become more significant for us and our competitors over the last several years. We believe that net income is the most directly comparable GAAP measure to diluted FFO and diluted FAD. Reconciliations between net income and diluted FFO and net income and diluted FAD are included in the accompanying financial data. We have also included adjusted diluted FFO and adjusted diluted FAD amounts which exclude merger and acquisition costs and the recognition of a net gain on re-measurement of equity interest upon acquisition and a gain on debt extinguishment in 2010.

2011 YEAR TO DATE INVESTMENT ACTIVITY
Investment Activity 2011
($ in thousands)

	Q1	Q2 [A]	YTD
Investment	Total	Total	Total
Assisted and Independent Living Facilities
Investment	$7,000	$205,000	$212,000
Initial Cash Yield	8.3%	7.5%	7.5%
Skilled Nursing Facilities
Investment	$100,000	$160,000	$260,000
Initial Cash Yield	9.4%	9.1%	9.2%
Medical Office Buildings
Investment	$2,000	$37,000	$39,000
Initial Cash Yield	8.8%	7.1%	7.2%
Continuing Care Retirement Communities
Investment		$82,000	$82,000
Initial Cash Yield		7.5%	7.5%
Capital Expenditures
Investment	$2,000		$2,000
Initial Cash Yield	8.2%		8.2%
Total
Investment	$111,000	$484,000	$595,000
Initial Cash Yield	9.3%	8.0%	8.2%

[A]	investments closed through earnings release date
In the first quarter of 2011, we invested $111 million at a blended initial cash yield of 9.3%, and we sold two properties for gross sales proceeds of $8.2 million resulting in a total gain of $5.9 million.
Subsequent to quarter end, we invested $484 million at a blended initial cash yield of 8.0%, bringing our year to date total to $595 million at a blended initial cash yield of 8.2%. In addition, NHP has approximately $171 million of investments under contract.
2011 FINANCING TRANSACTIONS
In the first quarter of 2011, we drew a net additional $75 million from our credit facility to fund investments. As of May 5, 2011, the total outstanding balance on our credit facility was $605 million at a weighted average interest rate of 0.95%. We intend to complete soon a one-year $800 million term loan facility from a syndicate of banks, which we anticipate using, together with the proceeds from any asset sales or mortgage and other loan receivable repayments, to provide capital for future investments, to reduce any outstanding balance on our credit facility or to repay other borrowings as they mature. We expect the term loan facility will remain in place following the anticipated merger with Ventas, Inc. (NYSE: VTR) (“Ventas”).

MERGER ANNOUNCEMENT WITH VENTAS, INC.
On February 28, 2011, Ventas and NHP announced that the Boards of Directors of both companies unanimously approved a definitive agreement under which Ventas will acquire all of the outstanding shares of NHP in a stock-for-stock transaction valued at $7.4 billion, creating one of the largest publicly traded REITs and the leading healthcare REIT by equity value.
Additional Information about the Proposed Transaction and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, Ventas has filed with the SEC a registration statement on Form S-4 that includes a preliminary joint proxy statement of NHP and Ventas, and that also constitutes a preliminary prospectus of Ventas. NHP and Ventas also plan to file other documents with the SEC with respect to the proposed transaction. The registration statement has not been declared effective by the SEC, and the definitive joint proxy statement/prospectus is not currently available. INVESTORS ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND, IF AND WHEN IT BECOMES AVAILABLE, THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS TO SUCH DOCUMENTS) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors may obtain free copies of the registration statement, the preliminary joint proxy statement/prospectus, the definitive joint proxy statement/prospectus and other relevant documents filed by NHP and Ventas with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by NHP with the SEC are available free of charge on NHP’s website at www.nhp-reit.com, and copies of the documents filed by Ventas with the SEC are also available free of charge on Ventas’s website at www.ventasreit.com.
NHP, Ventas and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from NHP’s and Ventas’s stockholders in respect of the proposed transaction. Information regarding NHP’s directors and executive officers can be found in NHP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 26, 2011. Information regarding Ventas’s directors and executive officers can be found in Ventas’s definitive proxy statement filed with the SEC on March 28, 2011. Additional information regarding the interests of such potential participants is included in the preliminary joint proxy statement/prospectus and will be included in the definitive joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available. These documents are available free of charge on the SEC’s website and from NHP or Ventas, as applicable, using the sources indicated above.

SUPPLEMENTAL INFORMATION PACKAGE
Our supplemental information package for the quarter ended March 31, 2011 is available on our website, free of charge, at http://www.nhp-reit.com by selecting “Investor Relations” followed by “Financial Information” and is included in our Current Report on Form 8-K filed May 5, 2011 with the SEC, which also contains a copy of this release. Shareholders may receive, free of charge, a complete set of our audited financial statements upon request.
ABOUT NATIONWIDE HEALTH PROPERTIES, INC.
Nationwide Health Properties, Inc. is a real estate investment trust (REIT) that invests primarily in healthcare real estate in the United States. As of March 31, 2011, the Company’s portfolio of properties, including mortgage loans and properties owned by unconsolidated joint ventures, totaled 669 properties among the following segments: 294 senior housing facilities, 217 skilled nursing facilities, 135 medical office buildings, 12 continuing care retirement communities, 7 specialty hospitals, 3 assets in development and 1 asset held for sale. For more information on Nationwide Health Properties, Inc., visit our website at http://www.nhp-reit.com.
FORWARD LOOKING STATEMENTS
Certain information contained in this release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. Risks and uncertainties associated with our business include (without limitation) the following: risks related to the proposed merger with Ventas, Inc.; deterioration in the operating results or financial condition, including bankruptcies, of our tenants or other significant operators in the healthcare industry; non-payment or late payment of rent, interest or loan principal amounts by our tenants; the ability of our tenants to pay contractual rent and/or interest escalations in future periods; the ability of our tenants to obtain and maintain adequate liability and other insurance and potential underinsured or uninsured losses; occupancy levels at certain facilities; our reliance on one tenant for a significant percentage of our revenues; risks associated with real estate ownership, including the illiquid nature of real estate and the real estate market, maintenance and repair costs, potential liability under environmental laws, leases that are not renewed or are renewed at lower rates, our ability to attract new tenants for certain facilities, purchase option exercises that reduce revenue and our ability to sell certain facilities for their book value; the amount and yield of any additional investments and risks associated with acquisitions, including our ability to identify and complete favorable transactions, delays or failures in obtaining third party consents or approvals, the failure to achieve perceived benefits, unexpected costs or liabilities and potential litigation; risks associated with development, including our ability to obtain financing, delays or failures in obtaining necessary permits and authorizations, the failure to achieve original project estimates and our limited history in conducting ground-up development projects; access to the capital markets and the cost and availability of capital; changes in the ratings of our debt securities; our level of indebtedness; the effect of economic and market conditions and changes in interest rates; maintaining compliance with our debt covenants and restrictions imposed by such covenants; the possibility that we could be required to repurchase some of our senior notes; increased competition in our business sector; adverse trends in the healthcare industry; tenant regulatory and licensing requirements and the effect of healthcare reform legislation or government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; our ability to retain key personnel; changes in or inadvertent violations of tax laws and regulations and other factors that can affect our status as a real estate investment trust; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by us pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. We disclaim any intent or obligation to update these forward-looking statements.
Contact:
Abdo H. Khoury
Chief Financial and Portfolio Officer
Nationwide Health Properties, Inc.
(949) 718-4400
***Financial Tables to Follow***

NATIONWIDE HEALTH PROPERTIES, INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenue:
Triple-net lease rent	$82,271	$72,200
Medical office building operating rent	29,515	21,685

	111,786	93,885
Interest and other income	10,588	6,963

	122,374	100,848
Expenses:
Interest expense	22,771	23,590
Depreciation and amortization	38,674	31,290
General and administrative	7,365	6,980
Merger and acquisition costs	5,097	1,443
Medical office building operating expenses	10,358	8,647

	84,265	71,950

Operating income	38,109	28,898
Income from unconsolidated joint ventures	1,465	1,347
Gain on debt extinguishment	—	75

Income from continuing operations	39,574	30,320
Discontinued operations:
Gains on sale of facilities, net	10,607	22
Income from discontinued operations	133	897

	10,740	919

Net income	50,314	31,239
Net loss attributable to noncontrolling interests	237	190

Net income available to NHP common stockholders	$50,551	$31,429

Basic earnings per share (EPS):
Income from continuing operations attributable to NHP common stockholders	$0.31	$0.26
Discontinued operations attributable to NHP common stockholders	0.09	0.01

Net income attributable to NHP common stockholders	$0.40	$0.27

Diluted EPS:
Income from continuing operations attributable to NHP common stockholders	$0.31	$0.25
Discontinued operations attributable to NHP common stockholders	0.08	0.01

Net income attributable to NHP common stockholders	$0.39	$0.26

Weighted average shares outstanding for EPS:
Basic	126,474	117,048

Diluted	128,980	119,463

NATIONWIDE HEALTH PROPERTIES, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
Reconciliation of Net Income to Adjusted Diluted FFO

	Three Months Ended March 31,
	2011	2010
Net income	$50,314	$31,239
Net loss attributable to noncontrolling interests	237	190
Real estate related depreciation and amortization	38,248	31,545
Depreciation in income from unconsolidated joint ventures	1,182	1,239
Deferred gain recognition	(471)	—
Gains on sale of facilities, net	(10,607)	(22)

Diluted FFO	78,903	64,191
Merger and acquisition costs	5,097	1,443
Gain on debt extinguishment	—	(75)
Gain on re-measurement of equity interest upon acquisition, net	—	(620)

Adjusted diluted FFO	$84,000	$64,939

Weighted average shares outstanding for diluted FFO:
Diluted weighted average shares outstanding (1)	129,129	119,600
Series B preferred stock conversion add-back if not already converted	—	310

Fully diluted weighted average shares outstanding	129,129	119,910

Diluted FFO per share	$0.61	$0.54

Adjusted diluted FFO per share	$0.65	$0.54

Dividends declared per common share	$0.48	$0.44

Adjusted diluted FFO payout ratio	74%	81%

Adjusted diluted FFO coverage	1.35	1.23

(1)
Diluted weighted average shares outstanding includes the effect of all participating and non-participating share-based payment awards which for us consists of stock options and other share-based payment awards if the effect is dilutive. The dilutive effect of all share-based payment awards is calculated using the treasury stock method. Additionally, our redeemable OP units are included as if converted to common stock on a one-for-one basis.

NATIONWIDE HEALTH PROPERTIES, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
Reconciliation of Net Income to Adjusted Diluted FAD

	Three Months Ended March 31,
	2011	2010
Net income	$50,314	$31,239
Net loss attributable to noncontrolling interests	237	190
Real estate related depreciation and amortization	38,248	31,545
Deferred gain recognition	(471)	—
Gains on sale of facilities, net	(10,607)	(22)
Straight-lined rent	(2,300)	(1,687)
Amortization of intangible assets and liabilities	132	(59)
Non-cash stock-based compensation expense	1,776	1,594
Deferred financing cost amortization	635	845
Lease commissions and tenant and capital improvements	(1,981)	(637)
Unconsolidated joint ventures:
Real estate related depreciation and amortization	1,182	1,239
Straight-lined rent	9	(1)
Deferred finance cost amortization	25	21

Diluted FAD	77,199	64,267
Merger and acquisition costs	5,097	1,443
Gain on extinguishment of debt	—	(75)
Gain on re-measurement of equity interest upon acquisition, net	—	(620)

Adjusted diluted FAD	$82,296	$65,015

Weighted average shares outstanding for diluted FAD:
Diluted weighted average shares outstanding (1)	129,129	119,600
Series B preferred stock add-back if not already converted	—	310

Fully diluted weighted average shares outstanding	129,129	119,910

Diluted FAD per share	$0.60	$0.54

Adjusted diluted FAD per share	$0.64	$0.54

Dividends declared per common share	$0.48	$0.44

Adjusted diluted FAD payout ratio	75%	81%

Adjusted diluted FAD coverage	1.33	1.23

(1)
Diluted weighted average shares outstanding includes the effect of all participating and non-participating share-based payment awards which for us consists of stock options and other share-based payment awards if the effect is dilutive. The dilutive effect of all share-based payment awards is calculated using the treasury stock method. Additionally, our redeemable OP units are included as if converted to common stock on a one-for-one basis.

NATIONWIDE HEALTH PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2011	2010
	(unaudited)
Assets
Investments in real estate:
Land	$342,161	$339,534
Buildings and improvements	3,796,893	3,679,745
Development in progress	21,866	17,827

	4,160,920	4,037,106
Less accumulated depreciation	(701,717)	(670,601)

	3,459,203	3,366,505
Mortgage loans receivable, net	262,675	289,187
Investments in unconsolidated joint ventures	41,875	42,582

Net real estate related investments	3,763,753	3,698,274
Cash and cash equivalents	51,207	59,591
Receivables, net	9,432	8,336
Assets held for sale	4,946	5,150
Intangible assets	155,383	163,238
Other assets	169,124	158,035

Total assets	$4,153,845	$4,092,624

Liabilities and Equity
Unsecured senior credit facility	$245,000	$175,000
Senior notes	991,633	991,633
Notes and bonds payable	365,164	362,624
Accounts payable and accrued liabilities	147,036	151,069

Total liabilities	1,748,833	1,680,326

Redeemable OP unitholder interests	92,575	79,188

Equity:
NHP stockholders’ equity:
Common stock	12,662	12,625
Capital in excess of par value	2,505,565	2,516,397
Cumulative net income	1,899,596	1,849,045
Accumulated other comprehensive income	9,840	8,614
Cumulative dividends	(2,148,141)	(2,086,854)

Total NHP stockholders’ equity	2,279,522	2,299,827
Noncontrolling interests	32,915	33,283

Total equity	2,312,437	2,333,110

Total liabilities and equity	$4,153,845	$4,092,624